Exhibit 99.1

Media Contact: Jaime Spuhler Taleo Corporation 904.493.8851 e-mail: jspuhler@taleo.com	Investor Relations Contact: Nate Swanson 925.452.3156 e-mail: ir@taleo.com

Taleo Reports Record Third Quarter 2008 Results

- Posts record revenues; Adds more than 230 new customers
- Despite a tough economy, customers commit to Taleo for better workforce visibility and productivity

Dublin, CA – November 3, 2008 – Taleo (NASDAQ: TLEO), the leading provider of on demand talent management solutions, today announced its financial results for the third quarter ended September 30, 2008.

Quarterly Highlights Include:

•
GAAP revenues of $46.8 million for the third quarter of 2008; Non-GAAP revenues were $50.6 million, which includes the revenue related to the write-down of deferred revenue associated with the acquisition of Vurv Technology, Inc. (“Vurv”) on July 1, 2008.

•	Signed more than 230 new customers, including 22 new Enterprise Edition customers and 210 new Business Edition customers.

•	Total number of Taleo PerformanceTM customers exceeded the Company’s objective for the year, one full quarter ahead of plan.

•	Net loss of $(8.2) million, or $(0.28) per fully diluted share, resulting from the increase in amortization and transaction costs associated with the Vurv acquisition.

•	Non-GAAP net income of $5.6 million, or $0.17 per fully diluted share.

•	With the acquisition of Vurv, Customer base grew to over 3,800 customers with more than 2.6 million users.

“This was another strong quarter for us, even amidst a challenging economy.  Taleo broke our record for revenue; exceeded our goals for Performance Management market penetration and innovation; and established a presence in the compensation managementmarket with a strategic investment and partnership,” stated Michael Gregoire, Chairman and CEO of Taleo. “Our success resulted from helping customers of all sizes, worldwide, more quickly assess the skills and staff most needed to help them lead the way out of a tough economy.  Whether companies are involved in the reorganization of the banking industry, or optimizing their businesses in the face of economic uncertainty, they are realizing that in this market, talent management is more relevant that ever.”

Other significant achievements during the third quarter 2008 include:

Acquired 22 New Taleo Enterprise Edition™ Customers. Demand for Taleo’s talent management solutions continued with the company signing 22 new enterprise customers, bringing Taleo’s enterprise customer base to over 640 organizations around the world. New Taleo Enterprise Edition™ customers in North America included: Panasonic Corp. of North America, Frost Bank, Jackson National Life Insurance, Lifepoint Hospitals and Newmont Mining Corporation.

Signed Record Number of New SMB Customers. Taleo Business Edition™, a recruiting solution targeted at companies with less than 3,000 employees, welcomed 210 new customers, further establishing Taleo as the leader for SMB Recruiting. New TBE customers include: Tesla Motors, Michael & Susan Dell Foundation, LA Federal Credit Union and Jaguar Land Rover NA.  Taleo also announced Q4 plans to launch Taleo Business Edition Perform, specifically tuned for the staff assessment and performance management needs of SMBs.

Continued Rapid International Adoption. Revenues from outside of North America, based on the location of the customer’s contracting entity, grew by 130% over the same period last year and represented 13% of total revenues. New international customers included Bic Group, Prudential Distribution Limited and Vertex.

Exceeded Plan on Performance Management Momentum.  The number of sales of Taleo Performance™ exceeded the Company’s objective for the year, one full quarter ahead of plan.  A second major release of the product was also released earlier this month.  The Company closed enterprise deals in North America and Europe, including Bic, Vertex, Wilber-Ellis and Renault.

Entered Compensation Management Market with Best in Class Equity Partner.  With more than a dozen joint customers in the sales pipeline, Taleo leveraged synergy with WorldWide Compensation and signed a strategic partner arrangement, coupled with an equity investment and option to buy this emerging global compensation provider. This alliance fills out Taleo’s Talent Management solution set and enhances the value of its core recruiting and performance solutions.

Continued Recruiting Leadership with First Quarter Post Vurv Acquisition: Brought full power of combined sales, support and marketing/operations staff to increase our market leading position in talent management. Market momentum contributed to sold-out Taleo WORLD conference on September 15-18, 2008 for Taleo and Vurv customers alike.

Expanded Talent Management Community: Launched Talent Grid. Taleo grew its global presence with over 2.6 million users worldwide; and marked a milestone in September by processing its 100 millionth candidate applying for a job using a Taleo-powered site. Recognizing the network effect of the industry’s largest combination of customers, users, candidates and partners, the company announced its Talent Grid cloud computing strategy on September 16, 2008.

Taleo delivered the following results for the third quarter ended September 30, 2008:

Revenue: Total revenue, in accordance with accounting principles generally accepted in the United States, or GAAP, for the third quarter was $46.8 million, representing an increase of 39% on a year-over-year basis. Application revenue for the third quarter was $37.4 million, an increase of 36% on a year-over-year basis and a sequential increase of 21%.  Total non-GAAP revenue for the third quarter of 2008 was $50.6 million. Total non-GAAP application revenue for the third quarter was $41.0 million. The difference between GAAP and non-GAAP revenue reflects the revenue excluded from the GAAP results due to purchase accounting adjustments, which require the write down of deferred revenue associated with the Vurv acquisition in order to reflect fair value.

Net Income (Loss) and Net Income (Loss) Per Share to Common Stockholders: Net loss was $(8.2) million for the third quarter, compared to net income of $2.2 million for the same period last year, driven primarily from restructuring charges and amortization expense related to the acquisition of Vurv. Net income (loss) for the third quarter of 2008 and 2007 includes share-based compensation expense of $3.3 million and $1.8 million, respectively, pursuant to the adoption on January 1, 2006 of Financial Accounting Standards Board (FASB) Statement No. 123(R), “Share-Based Payment” (SFAS 123(R)), which requires companies to expense the fair value of employee stock options and similar stock based compensation awards. Net loss per fully diluted share was $(0.28) for the third quarter of 2008 based on 29.4 million weighted average shares outstanding compared to a net income per fully diluted share of $0.08 for the same period in 2007 based on 28.8 million weighted average shares outstanding.

Non-GAAP Net Income and Non-GAAP Net Income Per Share: Non-GAAP net income, which includes the non-GAAP revenue related to the write down of the deferred revenue associated with the Vurv acquisition, and excludes share-based compensation expense pursuant to SFAS 123(R), amortization and impairment of acquired intangibles, restructuring and severance expense, non-cash tax valuation adjustment, and non-cash income tax reserve, was $5.6 million for the third quarter of 2008, compared to a non-GAAP net income of $4.2 million in the same period last year. Non-GAAP net income per fully diluted share was $0.17 for the third quarter of 2008 based on 34.1 million weighted average shares outstanding compared to non-GAAP net income per fully diluted share of $0.15 for the same period in 2007 based on 28.8 million weighted average shares outstanding.

Conference Call Details

In conjunction with this announcement, Taleo will host a conference call 4:30pm EST today to discuss the Company's third quarter 2008 financial results. A live and replay Webcast of the call will be available at the Investor Relations section of Taleo's website at www.taleo.com. The live call may be accessed by dialing 866-543-6407 (domestic) or 617-213-8898 (international) and referencing passcode: 2472-1786. A replay of the call can also be accessed by dialing 888-286-8010 (domestic) or 617-801-6888 (international), and referencing passcode: 5389-7474.

About Taleo
Taleo (NASDAQ: TLEO) is the leader in on demand unified talent management solutions that empower organizations of all sizes to assess, acquire, develop and align their workforces for improved business performance. More than 3,800 organizations use Taleo, including 47 of the Fortune 100 and 3,000 small and medium sized businesses, for talent acquisition and performance management, in 200 countries and territories. Known for its strong configurability and usability, Taleo's talent management platform runs on a world-class infrastructure and offers 99.9% availability.  Taleo's Talent Grid harnesses the resources of the Taleo community of customers, candidates, and partners to power the talent needs of companies around the world

Forward-looking Statements
This release contains forward-looking statements, including statements regarding Taleo’s future financial performance, new product development, market growth, the demand for Taleo’s solutions, the impact of Taleo’s acquisition of Vurv, and general business conditions. Any forward-looking statements contained in this press release are based upon Taleo's historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Taleo's expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Taleo disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Further information on potential factors that could affect actual results is included in Part I, Item 1A of Taleo’s Annual Report on Form 10-K, as filed with the SEC on March 14, 2008, in Part II, Item 1A of Taleo’s Quarterly Report on Form 10-Q, as filed with the SEC on August 11, 2008, and in other reports filed by Taleo with the SEC.

Non-GAAP Financial Measures
Taleo has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP net income and non-GAAP net income per share. Taleo uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Taleo's ongoing operational performance. Taleo believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Taleo’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above includes non-GAAP revenues related to the write down of the deferred revenue associated with the Vurv acquisition, and excludes share-based compensation expense pursuant to SFAS 123(R), amortization and impairment of acquired intangibles, restructuring and severance expense, non-cash tax valuation adjustment and non-cash income tax reserve. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

# # #

Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$49,004	$86,135
Restricted cash	591	288
Accounts receivable, net	42,417	30,255
Prepaid expenses and other current assets	8,321	5,912
Investment credit receivable	6,492	4,734
Total current assets	106,825	127,324

Property and equipment, net	25,323	23,178
Restricted Cash	611	838
Other assets	5,458	2,147
Goodwill	89,434	9,785
Other Intangibles, net	48,624	1,404
Total assets	$276,275	$164,676

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$28,798	$20,623
Deferred revenue & customer deposits	52,947	36,752
Capital lease obligation, short-term	1,247	38
Total current liabilities	82,992	57,413

Customer deposits and long term deferred revenue	1,016	273
Other liabilities	3,731	4,535
Capital lease obligation, long-term	736	16
Class B redeemable common stock	-	-
Total liabilities	88,475	62,237

Exchangeable share obligation	220	331

Stockholders' equity:
Capital stock	-	-
Additional paid-in capital	243,114	151,593
Accumulated deficit	(56,863)	(51,387)
Treasury stock	(285)	(195)
Accumulated other comprehensive income	1,614	2,097
Total stockholders' equity	187,580	102,108
Total liabilities and stockholders' equity	$276,275	$164,676

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007

Revenue:
Application	$37,354	$27,429	$98,430	$76,680
Consulting	9,442	6,315	24,410	16,735
Total revenue	46,796	33,744	122,840	93,415

Cost of revenue (note 1):
Application	9,154	5,476	21,729	15,845
Amortization of acquired intangibles	1,169	36	1,240	107
Total cost of application revenue	10,323	5,512	22,969	15,952
Consulting	7,292	4,799	18,575	13,258
Total cost of revenue	17,615	10,311	41,544	29,210

Gross profit	29,181	23,433	81,296	64,205

Operating expenses (note 1):
Sales and marketing	18,083	9,949	40,585	26,937
Research and development	8,540	5,620	22,939	16,515
General and administrative	9,623	6,267	23,386	18,143
Restructuring and severance	1,330	-	1,611	-
Total operating expenses	37,576	21,836	88,521	61,595

Income / (loss) from operations	(8,395)	1,597	(7,225)	2,610

Other income / (expense):
Interest income	260	757	1,556	2,106
Interest expense	(58)	(42)	(144)	(71)
Total other income	202	715	1,412	2,035

Income / (loss) before provision / (benefit) for income tax	(8,193)	2,312	(5,813)	4,645

Provision / (benefit) for income taxes	(42)	79	(338)	3,257

Net income / (loss) attributable to Class A common stockholders	$(8,151)	$2,233	$(5,475)	$1,388

Net income / (loss) per share attributable to Class A common stockholders - basic	$(0.28)	$0.09	$(0.20)	$0.06

Net income / (loss) per share attributable to Class A common stockholders - diluted	$(0.28)	$0.08	$(0.20)	$0.05

Weighted average Class A common shares - basic	29,388	24,638	26,818	23,790

Weighted average Class A common shares - diluted	29,388	28,771	26,818	28,225

NOTES

1. Includes share-based compensation expense pursuant to 123(R)
Application cost of revenue	$176	$95	$436	$237
Consulting cost of revenue	263	126	637	337
Cost of revenue subtotal	439	221	1,073	574

Sales and marketing operating expense	932	470	2,454	1,233
Research and development operating expense	423	308	1,009	836
General and administrative operating expense	1,515	832	4,005	2,153
Operating expense subtotal	2,870	1,610	7,468	4,222

Total share-based compensation expense	$3,309	$1,831	$8,541	$4,796

Taleo Corporation
Condensed Consolidated Statements of Operations (Continued)
(All amounts in thousands except per share data)
(Unaudited)

Reconciliation of GAAP net income / (loss) and non-GAAP net income:
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007
GAAP net income / (loss) reported above	$(8,151)	$2,233	$(5,475)	$1,388
Add back:

Revenue
Non-GAAP application revenue	3,619	-	3,619	-
Non-GAAP service revenue	233	-	233	-
Total Non-GAAP revenue	3,852	-	3,852	-

Expenses
Share-based compensation expense (SFAS 123(R))	3,309	1,831	8,541	4,796
Amortization and impairment of acquired intangibles	5,292	108	5,510	257
Restructuring and severance expense	1,330	-	1,611	-
Non-cash tax valuation adjustment	-	-	(262)	-
Non-cash income tax reserve	-	-	-	2,899
	9,931	1,939	15,400	7,952

Non-GAAP net income	$5,632	$4,172	$13,777	$9,340

Non-GAAP net income per share
Basic	$0.19	$0.17	$0.51	$0.39
Diluted	$0.17	$0.15	$0.44	$0.33

Reconciliation of basic and fully diluted share count:
Basic	29,388	24,638	26,818	23,790
Add: Weighted Average - Series B common stock	462	804	495	1,249
Weighted Average - warrants & options	3,800	3,329	3,822	3,186
Weighted Average - Vurv escrow shares	478	-	160	-
Diluted	34,128	28,771	31,295	28,225

Taleo Corporation
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net income / (loss)	$(5,475)	$1,388
Adjustments to reconcile net income / (loss) to net cash provided by operating activities:
Depreciation and amortization	13,089	4,683
Amortization of tenant inducements	(114)	(167)
Stock-based compensation expense	8,543	4,796
Director fees settled with stock	172	177
Bad debt expense	259	512
Interest earned on restricted cash	-	1
Changes in working capital accounts:
Accounts receivable	(4,452)	(5,287)
Prepaid expenses and other assets	(2,619)	(969)
Investment credit receivable	(2,055)	587
Accounts payable and accrued liabilities	(3,615)	3,806
Deferred revenue & customer deposits	9,885	11,139
Net cash provided by operating activities	13,618	20,666
Cash flows from investing activities:
Acquisition of property and equipment	(5,863)	(7,645)
Restricted cash - decrease	210	2,657
Purchase of investment	(2,498)	-
Acquisition of business, net of cash acquired	(49,639)	(3,301)
Net cash used in investing activities	(57,790)	(8,289)
Cash flows from financing activities:
Principal payments on capital lease obligations	(344)	(319)
Proceeds from stock options and warrants exercised	7,520	7,268
Net cash (used in) / provided by financing activities	7,176	6,949
Effect of exchange rate changes on cash and cash equivalents	(135)	556
Increase / (decrease) in cash and cash equivalents	(37,131)	19,882
Cash and cash equivalents:
Beginning of period	86,135	58,785
End of period	$49,004	$78,667
Supplemental cash flow disclosures:
Cash paid for interest	$33	$9
Cash paid for income taxes	$207	$124
Supplemental disclosure of non-cash financing and investing activities:
Property and equipment purchases included in accounts payable, accrued liabilities and capital leases	$2,731	$2,637
Class B common stock exchanged for Class A common stock	$96	$507 *
Treasury stock issued under ESPP	$701	$450
Treasury stock acquired to settle employee withholding liability	$791	$451
Stock and stock options issued in connection with Vurv acquisition	$75,189	$-

* The amount previously reported in non-cash activity disclosure of the condensed consolidated statements of cash flows for the quarter ended September 30, 2007 was erroneously based on the fair value (rather than the book value) of such shares exchanged of $21,508,000 and such error in disclosure has been corrected to reflect the exchange at book value of $507,000.